EXHIBIT 10.3

AMENDMENT TO NOTES

This AMENDMENT TO NOTES (the “Amendment”) is dated as of February 17, 2009, by and among ISCO International, Inc., a Delaware corporation (the “Company”), Manchester Securities Corporation, a New York corporation (“Manchester”), and solely for purposes of Sections 5, 6, 7, and 8 of this Amendment, Alexander Finance, L.P., an Illinois limited partnership (“Alexander”).

W I T N E S S E T H:

WHEREAS, on June 22, 2006, the Company issued to Manchester that certain 5% Senior Secured Convertible Note, Note No. E-1, dated June 22, 2006 (the “Note      No. E-1”);

WHEREAS, on June 26, 2007, the Company issued to Manchester that certain Amended and Restated 7% Senior Secured Convertible Note, Note No. F1, dated June 26, 2007 (the “Note No. F1”);

WHEREAS, on June 26, 2007, the Company issued to Manchester that certain Amended and Restated 7% Senior Secured Convertible Note, Note No. F2, dated June 26, 2007 (the “Note No. F2”);

WHEREAS, on June 26, 2007, the Company issued to Manchester that certain Amended and Restated 7% Senior Secured Convertible Note, Note No. F3, dated June 26, 2007 (the “Note No. F3”);

WHEREAS, on June 26, 2007, the Company issued to Manchester that certain Amended and Restated 7% Senior Secured Convertible Note, Note No. F4, dated June 26, 2007 (the “Note No. F4”);

WHEREAS, on August 18, 2008, the Company issued to Manchester that certain 9 ½% Secured Convertible Note dated August 18, 2008 (the “9 ½% Note,” together with Note No. E-1, Note No. F1, Note No. F2, Note No. F3, and Note No. F4, shall be referred to collectively herein as the “Notes”); and

WHEREAS, the Company has requested that Manchester amend the Notes to provide for certain changes as more fully set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Manchester agree as follows:

1. Definitions.  All capitalized terms used herein and not defined or amended herein shall have the meanings ascribed to them in the Notes.

2. The Notes are hereby amended as follows:

a.	Replace the definition of “Fair Market Price” in its entirety with the following:

“ “Fair Market Price” shall mean the closing price or the closing bid price for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.”

b.	Delete the definition of “Market Price” in its entirety.

c.	Delete the definition of “Principal Market” in its entirety.

d.	Replace the definition of “Trading Day” in its entirety with the following:

“ “Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange, NASDAQ or NYSE Alternext US, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.”

e.	Delete the definition of “VWAP” in its entirety.

f.	Replace Section 3(c)(ii)(D) in its entirety with the following, except that Section 3(c)(iii)(C) of the 9 ½% Note is replaced in its entirety with the following:

“D.  Calculation of Consideration Received.  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Fair Market Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company, the Holder, and Alexander.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.”

g.	Replace Section 3(d) in its entirety with the following:

“(d)  Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder and the holders of the Amended and Restated Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.”

h.	Replace Section 3(e) in its entirety with the following:

“No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Fair Market Price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.”

i.	Replace Section 4(b) in its entirety with the following:

“(b)  Remedies.  If an Event of Default occurs and is continuing with respect to any of the ISCO Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other ISCO Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the ISCO Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest Fair Market Price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.”

3. The 9 ½% Note is hereby amended as follows:

Include in the definitions section:

“ISCO Notes means collectively the Notes and the Prior ISCO Notes.”

4. The 9 1/2 % Note is hereby amended by deleting Section 3(i) thereof in its entirety.

5. The Company, Alexander and Manchester agree and acknowledge that any delisting or deregistration of the Company’s Common Stock by the NYSE Alternext US does not constitute a “going private” transaction under the definition of “Change of Control Transaction,” in the Notes.

6. The Company, Alexander and Manchester agree and acknowledge that this Amendment has been made and entered into in compliance with Section 6(c) of the Notes.

7. The Company’s execution, delivery and performance of this Amendment does not violate any material term, provision or covenant of any agreement that is currently in effect between the Company and either of Alexander or Manchester.

8. The Notes, as amended hereby, shall remain in full force and effect and all terms hereof are hereby ratified and confirmed by the Company. Except for specifically provided herein, all other terms and conditions of the Notes shall remain in full force and effect.  Except with respect to the Notes, nothing contained in this Amendment shall be deemed to be or construed as a waiver or modification of any terms or provisions of any agreement between Manchester and the Company or Alexander and the Company, or any rights of Alexander or Manchester arising thereunder as a result of the Company’s execution, delivery and performance of this Amendment.

9. Any and all references to the Notes and any instrument previously and now hereafter executed by the Company shall be deemed to refer to the Notes as amended by this Amendment and any future amendments hereafter entered into between the Company and Alexander.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

WITNESS:	ISCO INTERNATIONAL, INC.

By: /s/Evi Sukandi	By:	/s/ Gary Berger
Name: Evi Sukandi		Name : Gary Berger
Title : Chief Financial Officer

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name : Elliot Greenberg
Title : Vice President

ALEXANDER FINANCE, L.P. (in respect of Sections 5, 6, 7 and 8)

By:	/s/ Bradford Whitmore
Name : Bradford Whitmore
Title: President of Bun Partners, Inc.
General Partner of Alexander Finance, L.P.

This Amendment is agreed to and acknowledged, in its entirety, by:	ALEXANDER FINANCE, L.P.

	By:	/s/ Bradford Whitmore
Name : Bradford Whitmore
Title : President of Bun Partners, Inc.
General Partner of Alexander Finance, L.P.

[Signature Page to Amendment to Notes]